As filed with the Securities and Exchange Commission on April 12, 2004
Registration No. 333-114133

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-3

REGISTRATION STATEMENT
Under
The Securities Act of 1933

8X8, INC.
(Exact name of Registrant as specified in its charter)

Delaware	77-0142404
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

2445 Mission College Blvd.
Santa Clara, CA    95054
(Address, including zip code, and telephone number, including area code, of the
Registrant's principal executive offices)

Bryan R. Martin
Chairman and Chief Executive Officer
8X8, Inc.
2445 Mission College Blvd.
Santa Clara, CA 95054
 (408) 727-1885
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
John T. Sheridan, Esq.
Michael A. Occhiolini, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304
(650) 493-9300

Approximate date of commencement of proposed sale to the public:

From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ] ______________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ] ______________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [  ]

________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

This Amendment No. 1 is being filed solely to file Exhibit 5.1, the legal opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation. No changes have been made to Part I or Part II of this Registration Statement, other than Item 21 (Exhibits and Financial Statement Schedule) or Part II. In particular, there have been no changes to Item 20 (Indemnification of Directors and Officers) or Item 22 (Undertakings) of Part II. Accordingly, Part I is not being filed herewith. Part II is being filed in its entirety, as amended.

Part II

Information Not Required in the Prospectus

Item 14. Other Expenses of Issuance and Distribution

The aggregate estimated (other than the registration fee) expenses to be paid in connection with the offering are as set forth below. All of the amounts shown are estimates except the SEC registration fee.

Securities and Exchange Commission registration fee	$ 6,335
Legal fees and expenses	10,000
Accounting fees and expenses	10,000
Trustee's fees and expenses	(1)
Nasdaq National Market Listing fee	(1)
Transfer agent fees and expenses	(1)
Miscellaneous expenses	5,000
Total	$ 31,335

(1) To be provided by amendment or as an exhibit to a filing with SEC pursuant to the Securities and Exchange Act of 1934, as amended, and incorporated herein by reference.

Item 15. Indemnification of Directors and Officers

As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Amended and Restated Certificate of Incorporation, includes a provision that eliminates the personal liability of its directors for monetary damages for breach or alleged breach of their duty of care. In addition, as permitted by Section 145 of the Delaware General Corporation Law, Article VI of the Bylaws of the Registrant provides that: (i) the Registrant is required to indemnify its directors and officers and persons serving in such capacities in other business enterprises (including, for example, subsidiaries of the Registrant) at the Registrant's request, to the fullest extent permitted by Delaware law, including in those circumstances in which indemnification would otherwise be discretionary; (ii) the Registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is not required by law; (iii) the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding (except that it is not required to advance expenses to a person against whom the Registrant brings a claim for breach of the duty of loyalty, failure to act in good faith, intentional misconduct, knowing violation of law or deriving an improper personal benefit); (iv) the rights conferred in the Bylaws are not exclusive, and the Registrant is authorized to enter into indemnification agreements with its directors, officers and employees; and (v) the Registrant may not retroactively amend the Bylaw provisions in a way that is adverse to such directors, officers and employees.

The Registrant's policy is to enter into an indemnification agreement having the form filed as Exhibit 10.1 to Registration Statement No. 333-15627 with each of its directors and executive officers, that provide the maximum indemnity allowed to directors and officers by Section 145 of the Delaware General Corporation Law and the Bylaws, as well as certain additional procedural protections. In addition, the indemnification agreements provide that directors and officers will be indemnified to the fullest possible extent not prohibited by law against all expenses (including attorney's fees) and settlement amounts paid or incurred by them in any action or proceeding, including any action by or in the right of the Registrant, arising out of such person's services as a director or officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which such person provides services at the request of the Registrant. The Registrant will not be obligated pursuant to the indemnification agreements to indemnify or advance expenses to an indemnified party with respect to proceedings or claims initiated by the indemnified party and not by way of defense, except with respect to proceedings specifically authorized by the Board of Directors or brought to enforce a right to indemnification under the indemnification agreement, the Registrant's Bylaws or any statute or law. Under the agreements, the Registrant is not obligated to indemnify the indemnified party:

(a) if a court of competent jurisdiction, by final judgment or decree, shall determine that (i) the claim or claims in respect of which indemnity is sought arise from an indemnitee's fraudulent, dishonest or willful misconduct, or (ii) such indemnity is not permitted under applicable law; or

(b) on account of any suit in which judgment is rendered for an accounting of profits made from the purchase or sale by an indemnitee of securities of the Registrant in violation of the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law; or

(c) for any acts or omissions or transactions from which a director may not be relieved or liability under the Delaware General Corporation Law; or

(d) with respect to proceedings or claims initiated or brought voluntarily by an indemnitee and not by way of defense, except (i) with respect to proceedings brought in good faith to establish or enforce a right to indemnification under the indemnification agreement or any other statute or law, or (ii) at the Registrant's discretion, in specific cases if the Board of Directors of the Registrant has approved the initiation or bringing of such suit; or

(e) for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to an indemnitee by an insurance carrier under a policy of directors' and officers' liability insurance maintained by the Registrant; or

(f) on account of any suit brought against an indemnitee for misuse or misappropriation of non-public information, or otherwise involving indemnitee's status as an insider of the Registrant, in connection with any purchase or sale by an indemnitee of securities of the Registrant.

The indemnification provisions in the Bylaws and the indemnification agreements entered into between the Registrant and its directors and officers may be sufficiently broad to permit indemnification of the Registrant's directors and officers for liabilities arising under the Securities Act of 1933.

Item 16. Exhibits

The following exhibits are filed herewith or incorporated by reference herein:

Exhibit Number	Exhibit Title
3.1	Amended and Restated Certificate of Incorporation. (1)
3.2	Amended Bylaws.
4.1	Form of Certificate of Designation. *
4.2	Form of Preferred Stock Certificate. *
4.3	Form of Senior Debt Indenture. **
4.4	Form of Subordinated Debt Indenture. **
4.5	Form of Senior Debt Security (included in Exhibit 4.3). **
4.6	Form of Subordinated Debt Security (included in Exhibit 4.4). **
4.7	Form of Depositary Agreement.*
4.8	Form of Depositary Receipt (included in Exhibit 4.7).*
4.9	Form of Warrant Agreement.*
4.10	Form of Warrant Certificate (included in Exhibit 4.9).*
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
12.1	Statement Regarding the Computation of Ratio of Earnings to Fixed Charges. **
23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants. **
23.2	Consent of Counsel (included in Exhibit 5.1).
24.1	Power of Attorney (included in execution page to this Registration Statement). **
25.1	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939.*
25.2	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939.*

* To be filed by amendment or as an exhibit to a current report of the Registrant on Form 8-K and incorporated herein by reference.

** Previously filed.

(1) Incorporated by reference to Exhibit 3.1 to the Registrant's quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2001.

Item 17. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in clauses (i) and (ii) above shall not apply if the information required to be included in a post-effective amendment by these clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of our employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment No. 1 to the Registration Statement on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on April 12, 2004.

8X8, INC.

By: /s/ Bryan R. Martin
Bryan R. Martin
Chairman & Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:
Signature	Title	Date
/s/ Bryan R. Martin	Chairman of the Board and Chief Executive Officer	April 12, 2004
Bryan R. Martin
/s/ James Sullivan	Chief Financial Officer, Vice President, Finance and	April 12, 2004
James Sullivan	Secretary (Principal Financial and Accounting Officer)
/s/ Barry Andrews *	President and Director	April 12, 2004
Barry Andrews
/s/ Guy L. Hecker, Jr. *	Director	April 12, 2004
Guy L. Hecker, Jr.
/s/ Christopher McNiffe *	Director	April 12, 2004
Christopher McNiffe
/s/ Donn Wilson *	Director	April 12, 2004
Donn Wilson

*By: /s/ James Sullivan James Sullivan Attorney-in-Fact

Exhibit Index
Exhibit Number	Exhibit Title
3.1	Amended and Restated Certificate of Incorporation. (1)
3.2	Amended Bylaws.
4.1	Form of Certificate of Designation. *
4.2	Form of Preferred Stock Certificate. *
4.3	Form of Senior Debt Indenture. **
4.4	Form of Subordinated Debt Indenture. **
4.5	Form of Senior Debt Security (included in Exhibit 4.3). **
4.6	Form of Subordinated Debt Security (included in Exhibit 4.4). **
4.7	Form of Depositary Agreement.*
4.8	Form of Depositary Receipt (included in Exhibit 4.7).*
4.9	Form of Warrant Agreement.*
4.10	Form of Warrant Certificate (included in Exhibit 4.9).*
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
12.1	Statement Regarding the Computation of Ratio of Earnings to Fixed Charges. **
23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants. **
23.2	Consent of Counsel (included in Exhibit 5.1).
24.1	Power of Attorney (included in execution page to this Registration Statement). **
25.1	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939.*
25.2	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939.*

* To be filed by amendment or as an exhibit to a current report of the Registrant on Form 8-K and incorporated herein by reference.

** Previously filed.

(1) Incorporated by reference to Exhibit 3.1 to the Registrant's quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2001.